EXHIBIT 99.1

iCoreConnect Inc. Reports Strong Revenue and Subscriber Growth in Q2 2024 with a 66% Revenue Increase

OCOEE, FL - (NewMediaWire) – August 16, 2024 - iCoreConnect Inc. (NASDAQ: ICCT) ("iCore" or the "Company"), a leading provider of cloud-based software and technology solutions designed to enhance workflow productivity and customer profitability, is pleased to announce its financial results for the three and six months ended June 30, 2024.

Q2 2024 Financial Highlights

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Revenue Growth: The Company reported a significant 66% increase in revenue, rising from $1.6 million in Q2 2023 to $3.1 million in Q2 2024. For the six months ending June 30, 2024, revenue grew from $3.7 million to $5.8 million compared to the same period in 2023. This growth was driven by strong performance across all active products and services.

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Gross Profit Margins: iCoreConnect saw an improvement in gross profit margins, increasing from 74% to 80% for both the three and six months ending June 30, 2024 compared to the three and six months ending June 30, 2023 respectively.

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Customer Demand: For the first time in the company's history, it has signed agreements with customers waiting for installation reflecting high demand for iCore’s solutions, including the newly launched Fintech product, iCorePay.

Operational and Strategic Developments

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Operating Expenses: Operating expenses increased due to a one-time, non-recurring charge of $4.8 million. This charge is related to stock-based compensation awarded to certain officers and employees in recognition of the Company's Nasdaq listing and merger with FG Merger Corp in 2023.

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Artificial Intelligence Integration: The Company has implemented artificial intelligence (AI) in its support division and is testing AI across various solutions. Notably, iCoreConnect sees significant potential in leveraging AI for its ICD-10 coding and insurance verification software, promising exciting developments soon.

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Channel Relationships: iCoreConnect continued to expand its relationships with companies such as mConsent, Arthur/Marshall, independent HIPAA consultants, and various state associations, including the California Association of Orthodontists and Tennessee Dental Associations. These relationships enhance value for end users by enabling them to access multiple solutions with a single sign-on through the iCoreEnterprise platform, seamlessly integrating with existing practice management software.

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Debt Restructuring

As part of its strategy to improve cash flow management, iCoreConnect has successfully reached restructuring agreements with certain of its convertible noteholders. These agreements cover approximately $3.6 million in combined principal and accrued interest, originally due in 2024. The majority of maturities have now been extended to August 1, 2027, with all principal and interest payable at that time. Upon shareholder approval, noteholders will have the option to convert their notes into common stock at a conversion price of $0.80 per share, with mandatory conversion required if the common stock price exceeds $1.04.

This debt restructuring provides the Company with an additional runway to preserve cash and support ongoing growth initiatives.

About iCoreConnect, Inc. (NASDAQ: ICCT)

iCoreConnect Inc. is a market leading, cloud-based software and technology company focused on increasing workflow productivity and practice profitability through its enterprise and healthcare workflow platform of applications and services. iCoreConnect is most notably known for its innovation in solving healthcare business problems. iCoreConnect’s philosophy places a high value on customer feedback, positioning iCoreConnect to respond to the market’s needs. iCoreConnect touts a platform of 16 SaaS enterprise solutions and more than 130 product endorsements with state or regional healthcare associations across the United States.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. The Company has attempted to identify forward-looking statements by terminology including ‘believes,’ ‘estimates,’ ‘anticipates,’ ‘expects,’ ‘plans,’ ‘projects,’ ‘intends,’ ‘potential,’ ‘may,’ ‘could,’ ‘might,’ ‘will,’ ‘should,’ ‘approximately’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. “Risk Factors” in the Company’s most recently filed Form 10-K filed with the Securities and Exchange Commission (“SEC”) and updated from time to time in its Form 10-Q filings and in its other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. The Company undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Investor Contacts:

IR@icoreconnect.com

888.810.7706, ext 5

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